                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               December 29, 1997
                 ---------------------------------------------
                Date of Report (Date of earliest event reported)



                               CIENA Corporation
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Delaware                    0-21969            23-2725311
      --------------------------------------------------------------------
       (State or other jurisdiction    (Commission         (IRS Employer
       of incorporation)                 File No.)      Identification No.)



              920 Elkridge Landing Road, Linthicum, Maryland 21090
              ----------------------------------------------------
             (Address of principal executive offices)    (Zip Code)



              Registrant's telephone number, including area code:
                                 (410) 865-8500
                        --------------------------------



                                 Not applicable
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)


                            Exhibit Index on Page 11

                           Total Number of Pages:  76

Item 5.        Other Events

                 a.  Adoption of Rights Plan.

                 On December 23, 1997, the Board of Directors of CIENA Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company. The distribution is payable to stockholders of record on January 8, 1998. Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $300 per one one-thousandth share (the "Purchase Price"), subject to adjustment.
The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Boston Equiserve as Rights Agent (the "Rights Agent").

                 Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Continuing Directors may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date").

                 Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, (ii) new Common Stock certificates issued after January 6, 1998 upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                 The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 29, 2007 unless earlier redeemed or





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
exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.

                 As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                 In the event that a Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Outside Directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will, after the end of a redemption period referred to below, have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                 For example, at a Purchase Price of $300 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $600 worth of Common Stock (or other consideration, as noted above) for $300. Assuming that the Common Stock had a per share value of $50 at such time, the holder of each valid Right would be entitled to purchase 12 shares of Common Stock for $300.

                 In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or
(ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall after the expiration of the redemption period referred to below thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right (e.g., common stock of the acquiring company having a value of $600 for the $300 Purchase Price).

                 At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

                 The Purchase Price payable, and the number of one one-thousandths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

                 With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                 In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on January 8, 1998, and ending on the tenth day following the Stock Acquisition Date, as such period may be extended or shortened by the Board of Directors (the "Redemption Period") at a price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors. After the Redemption Period has expired, the Company's right of redemption may be reinstated (with the concurrence of the Continuing Directors) if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, with, where required, the concurrence of the Continuing Directors, the Rights will terminate





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
and the only right of the holders of Rights will be to receive the $.001 redemption price.

                 The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board of Directors prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities. The term "Outside Directors" means "Continuing Directors" who are not officers of the Company.

                 Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

                 Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, no amendment to adjust the time period governing redemption may be made at such time as the Rights are not redeemable.

               Each share of Common Stock outstanding on January 8, 1998 will receive one Right. A total of 300,000 shares of Preferred Stock are reserved for issuance upon exercise of the Rights.

               The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired, or in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors. Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors.

               The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit B the form of Rights Certificate, is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The press release announcing the declaration of the Rights dividend, and the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock are attached hereto as Exhibits 99 and Exhibit A to the Rights Agreement, respectively, and are incorporated herein in their entireties by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

               b.       Legal Proceedings.

     Pirelli Litigation. On December 20, 1996, a U.S. affiliate of Pirelli SpA ("Pirelli") filed suit in U.S. District Court in Delaware, alleging willful infringement by the Company of five U.S. patents held by Pirelli. The lawsuit seeks treble damages, attorneys' fees and costs, as well as preliminary and permanent injunctive relief against the alleged infringement. On February 10, 1997, the Company filed its answer denying infringement, alleging inequitable conduct on the part of Pirelli in the prosecution of certain of its patents, and stating a counterclaim against the relevant Pirelli parties for a declaratory judgment finding the Pirelli patents invalid and/or not infringed. Following the filing of the Company's answer, Pirelli dedicated to the public and withdrew from the lawsuit all infringement claims relating to one of the five patents. In September 1997, Pirelli withdrew another patent from the suit, leaving three patents at issue. Expert discovery proceedings are ongoing, and are currently expected to be completed by January 31, 1998, with trial expected no earlier than mid-1998.

                 In February, 1997, the Company filed a complaint against Pirelli with the International Trade Commission ("ITC"), based on the Company's belief that a 32 channel DWDM system announced by Pirelli infringed at least two of the Company's patents. The Company's complaint sought a ban on the importation by Pirelli into the U.S. of any infringing 32 channel system. A formal investigative proceeding was instituted by the ITC on April 3, 1997. On November 24, 1997, the parties settled the matter by entry of a Consent Order. Under the Consent Order, Pirelli has agreed not to import into the United States WDM components and or systems which infringe the Company's patented in fiber Bragg gratings-based WDM systems.

     On March 14, 1997, the Company filed suit against Pirelli in U.S. District Court in the Eastern District of Virginia, alleging willful infringement by Pirelli of three U.S. patents held or co-owned by the Company. In September 1997, the Company withdrew one of the three patents from the suit. The two patents which remained at issue related to certain of Pirelli's cable television equipment, and to certain Pirelli fiberoptic communications equipment announced by Pirelli in January 1997 as being deployed in a field trial in the MCI network. Motions for summary judgment by both parties had been pending on the issue of infringement as it relates to the cable television patent, and Pirelli also filed a motion for summary judgment of invalidity of this patent. As to the second of the two patents, on December 5, 1997, the court issued an order granting partial summary judgment for Pirelli on the issue of non-infringement, and denying Pirelli's motion for summary judgment of invalidity of this patent. The court later amended its ruling to specifically affirm the validity of this patent. The Company has elected to appeal the partial summary judgment of non-infringement, and has agreed to dismiss its other claims, with the right to reassert certain of them, pending the outcome of the appeal. The appellate decision is not expected until late 1998 at the earliest.

     The Company continues to believe its MultiWave 1600 system does not infringe any valid claim of the three remaining Pirelli patents and believes certain of the Pirelli patents and/or claims are invalid. The Company is defending itself vigorously, and is planning on all remaining litigation proceeding through trial. In light of the complexity and likely time-consuming nature of the litigation, including the Company's counterclaim, the ITC proceeding, and the Company's patent infringement lawsuit against Pirelli in the Eastern District of Virginia, the Company recorded a charge of approximately $7.5 million in estimated legal and related costs associated with these proceedings during fiscal 1997. While the Company believes its estimate of legal and related costs is adequate based on its current understanding of the overall facts and circumstances, the estimate may be increased in future periods depending on the course of the legal proceedings.


                 In the Delaware litigation, the so-called "Markman" hearing was conducted in September 1997. Markman hearings are pre-trial proceedings required in all patent infringement litigation, and result in rulings by the trial judge on certain issues of patent claim construction. These rulings then become the basis for later jury determination of the infringement claims, and can be very influential in determining the outcome of the litigation. The Delaware court's Markman ruling was issued in November. The Company believes the Markman ruling is generally favorable to the Company's position, and nothing in the ruling has changed the Company's view that its MultiWave systems do not infringe any valid claim of the three remaining Pirelli patents and believes certain of the Pirelli patents and/or claims are invalid. Pirelli has filed a motion for reargument of certain portions of the court's ruling.

                 As the Delaware proceeding approaches trial, the Company expects pre-trial motions, including motions for summary judgment like those filed in the Virginia litigation, will be filed by both parties with a view to narrowing or disposing of one or more of the claims in one or more of the proceedings. The Company believes that rulings on such motions, whether the motions are made by

CIENA or Pirelli, may but most likely will not result in complete disposition of all litigation, and continues to plan on going to trial in all litigation. The Company also anticipates that as the proceedings converge toward trials, either or both parties may take actions to amend or add to the patent infringement claims already pending. On December 26, 1997, the Company received word that Pirelli had filed on December 23, 1997, a new complaint in U.S. District Court in Delaware, alleging willful infringement by the Company of two additional U.S. patents held by Pirelli. The lawsuit seeks treble damages, attorneys' fees and costs, as well as preliminary and permanent injunctive relief against the alleged infringement. It is currently unclear as to what effect the filing of this lawsuit will have on the timing of the trial as to the three patents which have been at issue since December 1996.

                 The patent claims cited in the new Delaware complaint had been evaluated by the Company prior to the lawsuit. The Company continues to believe that its MultiWave systems do not infringe any valid claims of any patents held by Pirelli, and will continue to defend itself vigorously as to the new claims brought on December 23, 1997.

                 The Pirelli proceedings have been and will continue to be costly and involve a substantial diversion of the time and attention of some members of management. Further, the Company believes Pirelli and other competitors have used the existence of the Delaware litigation to raise questions in customers' and potential customers' minds as to the Company's ability to manufacture and deliver MultiWave systems. There can be no assurance that such efforts by Pirelli and others will not disrupt the Company's existing and prospective customer relationships.

   There can be no assurance that the Company will be successful in the Pirelli litigation, and an adverse determination in the Delaware court, either on a motion for summary judgment or in trial, could result from a finding of infringement of only one claim of a single patent. The Company may settle the litigation due to the costs and uncertainties associated with litigation in general and patent infringement litigation in particular and due to the fact that an adverse determination in the litigation could preclude the Company from producing MultiWave 1600 systems until it were able to implement a non-infringing alternative design to any portion of the system to which such a determination applied. However, there can be no assurance that any settlement will be reached by the parties. The Company is planning on all litigation proceeding through trial. An adverse determination in, or settlement of, the Pirelli litigation could involve the payment of significant amounts, or could include terms in addition to such payments, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

               3. 4. Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock. (included as Exhibit A to
                               Exhibit 4.2 filed herewith).

               4.2. Form of Rights Agreement dated as of December 29, 1997 between the Company and Boston Equiserve as Rights Agent.

               99.             Press Release dated December 29, 1997.





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                                   SIGNATURES



               Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CIENA Corporation




Date:  December 29, 1997               By:   /s/ G. Eric Georgatos
                                          ------------------------
                                           G. Eric Georgatos
                                           Vice-president, General Counsel
                                             and Secretary





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
                                 EXHIBIT INDEX



Exhibit No.             Description
---------------         -----------

               3.4. Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock. (included as Exhibit A to
                               Exhibit 4.2 filed herewith).

               4.2. Form of Rights Agreement dated as of December 29, 1997 between the Company and Boston Equiserve as Rights Agent including exhibits thereto.

               99.             Press Release dated December 29, 1997.





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